EXHIBIT 10.2

STORAGENETWORKS, INC.

AMENDMENT TO INCENTIVE STOCK OPTION
AGREEMENTS

                This Amendment to Incentive Stock Option Agreements is entered into as of the 8th day of August between StorageNetworks, Inc. (the "Company") and Paul C. Flanagan (the "Optionholder").

                WHEREAS, on April 28, 1999 the Company granted to the Optionholder an option (the "First Option") to purchase an aggregate of 500,000 shares of Common Stock of the Company at an exercise price of $.05 per share (such number of shares and such option price have been adjusted to reflect stock splits that occurred in each of June 1999 and January 2000);

                WHEREAS, on November 4, 1999 the Company granted to the Optionholder an option (the "Second Option") to purchase an aggregate of 200,000 shares of Common Stock of the Company at an exercise price of $.50 per share (such number of shares and such option price have been adjusted to reflect a stock split that occurred in January 2000);

                WHEREAS, each of the First Option and the Second Option are evidenced by Incentive Stock Option Agreements between the Company and the Optionholder (the "Option Agreements"); and

                WHEREAS, the Company and the Optionholder desire to amend the Option Agreements to provide for immediate and full vesting of all shares of Common Stock subject to the First Option and the Second Option.

                NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionholder hereby agree as follows:

1.            Notwithstanding any other provision of the Option Agreements, effective as of the date hereof, the Option Agreements shall be exercisable in full with respect to all shares of Common Stock of the Company subject to the First Option and the Second Option and all other vesting provisions of the Option Agreements shall be deemed superseded hereby.

2.           All other provisions of the Option Agreements shall remain in full force and effect.

              IN WITNESS WHEREOF, the Company and the Optionholder have executed this Amendment as of the date set forth above.

STORAGENETWORKS, INC.	OPTIONHOLDER

By: /s/ Peter W. Bell	/s/ Paul C. Flanagan
Title: Chief Executive Officer	Paul C. Flanagan